SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))
[x]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                               Porta Systems Corp.
                (Name of Registrant as Specified In Its Charter)

                                      N.A.
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
      Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

            1)    Title  of  each  class  of  securities  to  which  transaction applies:
            ----------------------------------------------------------
            2)    Aggregate number of securities to which transaction applies:
            ----------------------------------------------------------
            3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                  ----------------------------------------------------------
            4)    Proposed maximum aggregate value of transaction:
            ----------------------------------------------------------
            5)    Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            1)    Amount Previously Paid: --------------------------------------

            2)    Form, Schedule or Registration Statement No.: ----------------

            3)    Filing Party: ------------------------------------------------

            4)    Date Filed: --------------------------------------------------

                               PORTA SYSTEMS CORP.

                             575 Underhill Boulevard
                             Syosset, New York 11791

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  June 9, 2000

      NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders (the "Annual Meeting") of Porta Systems Corp., a Delaware corporation will be held at our offices, 575 Underhill Boulevard, Syosset, New York 11791 on Friday, June 9, 2000, at 9:00 A.M. local time, for the purpose of considering and acting upon the following matters:

      (1) The election of seven (7) directors to serve until the 2001 annual meeting of stockholders and until their successors shall be elected and qualified;

      (2) The approval of BDO Seidman, LLP as our independent auditors for the year ending December 31, 2000; and

      (3) The transaction of such other and further business as may properly come before the meeting.

      The board of directors has fixed the close of business on April 25, 2000 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. A copy of our annual report to stockholders for 1999 is being mailed with this proxy statement. Additional copies are available upon request. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection during normal business hours for purposes germane to the meeting at our corporate offices at 575 Underhill Boulevard, Syosset, New York 11791 during the ten days prior to the date of the Annual Meeting.

      The enclosed Proxy Statement contains information pertaining to the matters to be voted on at the Annual Meeting.

                                              By order of the Board of Directors

                                                       Michael A. Tancredi
                                                       Secretary

Syosset, New York
May 5, 2000

THE MATTERS BEING VOTED ON AT THE ANNUAL MEETING ARE IMPORTANT TO US. IN ORDER THAT YOUR VOTE IS COUNTED AT THE ANNUAL MEETING, PLEASE EXECUTE, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON AT THE ANNUAL MEETING IF THE PROXY IS REVOKED IN THE MANNER SET FORTH IN THE PROXY STATEMENT.

                               PORTA SYSTEMS CORP.
                             575 Underhill Boulevard
                             Syosset, New York 11791

                                 PROXY STATEMENT

                       2000 Annual Meeting of Stockholders

                               GENERAL INFORMATION

      We are furnishing you the accompanying proxy and this proxy statement in connection with the solicitation by our board of directors of proxies for use at our 2000 Annual Meeting of Stockholders, to be held at our executive office at 575 Underhill Boulevard, Syosset, New York 11791 on Friday, June 9, 2000 at 9:00 A.M. or at any adjournment thereof. We expect to mail this proxy statement and the related proxy and the 1999 annual report to stockholders on or about May 5, 2000.

      At the annual meeting, stockholders will vote on (a) the election of seven
(7) directors to serve until the 2001 annual meeting of stockholders and until their successors shall be elected and qualified, (b) the approval of BDO Seidman, LLP, as our independent auditors for the year ending December 31, 2000, and (c) the transaction of such other and further business as may properly come before the meeting. We do not know of any other matters which will be voted upon at the annual meeting.

      We encourage you to review the detailed discussion presented in this proxy statement and either return the completed and executed proxy or attend the annual meeting.

Record Date; Outstanding Shares; Voting Rights and Proxies

      Stockholders of record at the close of business on April 25, 2000, are entitled to notice and to vote at the annual meeting. As of the close of business on the record date, there were 9,760,402 shares of our common stock outstanding. You are entitled to one vote for each share you own of record on the record date.

      The presence in person or by proxy of holders of a majority of the shares of common stock entitled to be voted will constitute a quorum for the transaction of business at the annual meeting. If you file a proxy or attend the annual meeting, your shares are counted as being present at the annual meeting for purposes of determining whether there is a quorum, even if you abstain from voting on all matters. The vote required for the election of directors and approval of other proposals is set forth in the discussion of each proposal.

      You are requested to complete, sign, date and return the enclosed proxy without delay in order to ensure that your shares are voted at the annual meeting. The return of a signed proxy will not affect your right to attend the annual meeting and vote in person. If you give a proxy, you have the right to revoke it at any time before it is exercised by executing and returning a proxy bearing a later date, by giving a written notice of revocation to our corporate secretary, or by attending the annual meeting and voting in person. There is no required form for a proxy revocation. All properly executed proxies not revoked will be voted at the annual meeting in accordance with the instructions contained therein.

      If you sign and return a proxy, but make no specification with respect to any or all of the proposals listed therein, the shares represented by such proxy will be voted for all the proposals, including the election of directors. Abstentions and broker non-votes are not counted as votes "for" or "against" a proposal. Where the affirmative vote on a proposal is required for approval, abstentions and broker non-votes are counted in determining the number of shares present or represented.

Cost of Solicitation

      We will bear the costs of soliciting proxies. In addition to the solicitation of proxies by mail, our directors, officers and employees, who will receive no compensation in addition to their regular salary, may solicit proxies by mail, telecopier, telephone or personal interview. We will request that brokers and other custodians, nominees and fiduciaries forward proxy material to the beneficial holders of common stock held of record by such persons, where appropriate, and will, upon request, reimburse such persons for their reasonable out-of-pocket expenses incurred in connection therewith.

       PRINCIPAL HOLDERS OF SECURITIES AND SECURITY HOLDINGS OF MANAGEMENT
       -------------------------------------------------------------------

      The following table and discussion provides information as to the shares of common stock beneficially owned on April 15, 2000 by:

      o     each director and each nominee for director;

      o     each officer named in the summary compensation table;

      o each person owning of record or known by us, based on information provided to us by the persons named below, to own beneficially at least 5% of our common stock; and

      o     all officers and directors as a group.

                                               Shares of Common   Percentage of
                                              Stock Beneficially   Outstanding
       Name                                         Owned          Common Stock
       ----                                   ------------------  -------------

William V. Carney                                  249,161             2.6%
Michael A. Tancredi                                 99,344             1.0%
Warren H. Esanu                                    101,500             1.0%
Herbert H. Feldman                                  61,000               *
Stanley Kreitman                                    61,000               *
Robert Schreiber                                    59,000               *
Edward B. Kornfeld                                 100,666             1.0%
John J. Gazzo                                       46,470               *
Seymour Joffe                                      148,167             1.5%
Lloyd I. Miller, III
4550 Gordon Drive
Naples, Florida 34102                            2,015,480            20.7%
Ronald Wilkins                                      76,160               *
All directors and officers as a group
(18 individuals)                                 3,320,921            34.0%

----------
* Less than 1%

      Except as otherwise indicated each person has the sole power to vote and dispose of all shares of common stock listed opposite his name.

      The shares owned by Mr. Joffe include 500 shares of common stock owned by his wife and 13,500 shares of common stock owned by Joffe Marketing Inc.

          The shares owned by Mr. Miller represent (a) 20,000 shares of common stock purchased pursuant to our stock purchase program, (b) 7,000 shares of common stock issuable upon the exercise of options held by Mr. Miller, (c) 34,247 shares of common stock owned by Mr. Miller, (d) 1,711,733 shares of common stock held by the following: Milfam I, L.P. (694,503 shares), Milfam II, L.P. (181,762 shares), the Lloyd I. Miller, Trust A-4 (470,763 shares), the Lloyd A. Miller, Trust C (363,705 shares), and Mr. Miller's wife (1,000 shares), and (e) 243,750 shares of common stock issuable upon exercise of warrants held by the Lloyd I Miller III Keogh Plan

(81,250 shares), the Lloyd I. Miller, Trust A-2 (81,250 shares) and three family trusts and two custodianships under the uniform gift to minors acts for his minor children (81,250 shares in the aggregate). Mr. Miller is (i) the investment adviser for the Lloyd I. Miller, Trust A-2, the Lloyd I. Miller, Trust A-4, and the Lloyd I. Miller, Trust C, (ii) the manager of the managing general partner of Milfam I, L.P. and Milfam II, L.P., and (iii) the trustee of trusts and custodian of accounts for the benefit of his family members. The trustee of the Lloyd I. Miller, Trusts A-2, A-4 and C is PNC Bank, National Association. As a result of his investment advisory agreement, Mr. Miller has shared voting and dispositive power as to the shares held by Trust A-2, Trust A-4 and Trust C. He also has shared voting and dispositive power as to the shares issuable upon the exercise a warrant held by the Lloyd I. Miller Trust f/b/o Kimberly Miller. Mr. Miller has sole voting and dispositive power as to the shares of common stock and shares issuable upon the exercise of warrants held in custodial accounts and by the other trusts, except for the shares owned by his wife, as to which he disclaims beneficial ownership.

      The number of shares owned by our directors who are nominated for election and our officers named in the summary compensation table includes shares of common stock which are issuable upon exercise of options and warrants that are exercisable at April 15, 2000 or will become exercisable within 60 days after that date. Set forth below is the number of shares issuable upon exercise of those options and warrants for each of these directors and officers.

               Name                                Shares
               ----                                ------
       William V. Carney                          180,000
       Michael A. Tancredi                         75,000
       Warren H. Esanu                             51,500
       Herbert H. Feldman                          41,000
       Stanley Kreitman                            41,000
       Robert Schreiber                            39,000
       Edward B. Kornfeld                          88,000
       John G. Gazzo                               16,950
       Seymour Joffe                              127,500
       Ronald Wilkins                              50,000
       All officers and directors as a group      838,700

      The shares of common stock issuable upon exercise of Mr. Esanu's options and warrants include warrants to purchase 12,500 shares of common stock issuable upon warrants held by Elmira Realty Management Corp. pension and profit sharing plan. Mr. Esanu has the sole voting and dispositive power with respect to shares issuable upon exercise of these warrants. All other directors and officers named in the table hold only options.

                              ELECTION OF DIRECTORS

      Directors are elected annually by the stockholders to serve until the next annual meeting of stockholders and until their respective successors are duly elected. Our bylaws provide that the number of directors comprising the whole board shall be determined from time to time by the Board. The size of the board for the ensuing year is seven directors. Our board of directors is recommending that the seven incumbent directors named below be re-elected. If any nominee becomes unavailable for any reason, a situation which is not anticipated, a substitute nominee may be proposed by the board, and any shares represented by proxy will be voted for the substitute nominee, unless the board reduces the number of directors.

      All of the directors were elected at the 1999 Annual Meeting of Stockholders, for which proxies were solicited.

         The following table sets forth certain information concerning the nominees for director:

    Name of Nominee                     Principal Occupation or Employment                     Director Since       Age
    ---------------                     ----------------------------------                     --------------       ---

William V. Carney(1)                    Chairman of the board and chief executive              1970                 63
                                        officer
Seymour Joffe                           Consultant                                             1996                 70

Michael A. Tancredi                     Senior vice president, secretary and treasurer         1970                 70

Warren H. Esanu1(1,2)                   Of counsel to Esanu Katsky Korins & Siger,
                                        LLP, attorneys at law                                  1997                 57

Herbert H. Feldman1(1,2)                President, Alpha Risk Management, Inc.,
                                        independent risk management consultants                1989                 66

Stanley Kreitman1(1,2)                  Vice chairman, Manhattan Associates,
                                        investment advisors                                    1995                 67

Robert Schreiber1(1,2)                  Chief executive officer of BLS
                                        Communications, Ltd., a telecommunications
                                        consulting firm                                        1997                 67

----------
(1)   Member of the executive committee.

(2)   Member of the audit and compensation committees.

      Mr. Carney has been chairman of the board and chief executive officer since October 1996. He was vice chairman from 1988 to October 1996, senior vice president from 1989 to October 1996, chief technical officer since 1990 and secretary from 1977 to October 1996. He also served as senior vice president-mechanical engineering from 1988 to 1989, senior vice president-connector products from 1985 to 1988, senior vice president-manufacturing from 1984 to 1985 and senior vice president-operations from 1977 to 1984.

      Mr. Joffe has been a director since 1996 and also served as a director from 1987 to 1992. He has been a consultant to our operations support systems
(OSS) business since 1999. From 1996 until 1999, he was president and chief operating officer, and from 1995 until 1996, he was a consultant to our OSS business.

      Mr. Tancredi has been senior vice president, secretary and treasurer since January 1997. He has been vice president-administration since 1995 and treasurer since 1978, having served as vice president-finance and administration from 1989 to 1995 and vice president-finance from 1984 to 1989.

      Mr. Esanu has been a director since April 1997 and also served as a director from 1989 to 1996. He was also our chairman of the board from March 1996 to October 1996. He has been of counsel to Esanu Katsky Korins & Siger, LLP, attorneys at law, for more than the past five years. Mr. Esanu is also a founding partner and chairman of Paul Reed Smith Guitars Limited Partnership (Maryland), a leading manufacturer of premium-priced electrical guitars. He is also a senior officer and director of a number of privately-held real estate investment and management companies.

      Mr. Feldman has been president of Alpha Risk Management, Inc., independent risk management consultants, for more than the past five years.

      Mr. Kreitman has been vice chairman of Manhattan Associates, a firm of investment advisors, for more than five years. Prior thereto, he was president of United States Banknote Corp., a publicly held corporation.

      Mr. Schreiber has been chief executive officer of BLS Communications, a telecommunications consulting firm, for more than the past five years.

           The Board recommends a vote FOR the nominees listed above.

Approval Required

      Provided that a quorum is present at the annual meeting, the seven directors receiving the most votes are elected as directors for a term of one year and until their successors are elected and qualified.

Meetings, Committees of the Board and Directors Compensation

      Our board of directors has three committees: the executive committee, the audit committee, and the compensation committee. The executive committee may exercise the power and authority of the board in the management of our business and affairs, to the maximum extent permitted by the Delaware General Corporation Law, when necessary between meetings of the board.

      The audit committee is charged with the following responsibilities:

      o     Recommend to the board the selection of the independent accountants.
      o     Review the scope of the audit with the independent accountants.
      o Review the annual and quarterly financial statements with the independent accountants prior to the filing of the Form 10-K and 10-Q.
      o Review any issues relating to the independence of the independent accountants.
      o Review with the independent accountants and the board of directors any matters raised in any management letters issued by the independent accountants.
      o Review any material transactions between us and any of its officers and directors, other than employment agreements and other matters which are subject to approval of the compensation committee or any stock option committee.

      The compensation committee, which also serves as the stock option committee pursuant to stock option plans, reviews and approves compensation for officers. The compensation committee also reviews the elements our variable compensation plans.

      The executive committee is comprised of Messrs. Carney, Esanu, Feldman, Kreitman, Miller and Schreiber. The audit and compensation committees are comprised of Messrs. Esanu, Feldman, Kreitman, Miller and Schreiber. Mr. Kreitman is chairman of the audit committee and Mr. Feldman is chairman of the compensation committee. Mr. Lloyd I. Miller, III has advised us that he does not wish to stand for re-election.

      Excluding actions by unanimous written consent, during 1999 the board of directors held six meetings, the audit committee held five meetings and the compensation committee held two meetings. The executive committee did not hold any meeting during 1999. Each of the nominees for director attended at least 75% of the aggregate number of meetings of the board of directors and the committee on which he served that were held during the period he served.

      The chairman and each director who is not an employee receives an annual fee of $16,000 for serving as a director, and each chairman of a standing committee of the board receives an additional annual fee of $3,000. Each director also receives a fee of $1,200 for each board meeting and each committee meeting attended.

                               EXECUTIVE OFFICERS

         Set forth below are our executive officers and information concerning those officers who are not also directors.

Name                                   Position
----                                   --------
William V. Carney                      Chairman of the board and chief executive
                                         officer
Michael A. Tancredi                    Senior vice president, secretary and
                                         treasurer
Edward B. Kornfeld                     Senior vice president-operations and
                                         chief financial officer

Name                                   Position
----                                   --------
Ronald Wilkins                         Senior vice president
John J. Gazzo                          Senior vice president
Michael Bahlo                          Senior vice president
Prem G. Chandran                       Senior vice president
David L. Rawlings                      Senior vice president

      Mr. Kornfeld, 55, has been senior vice president-operations since 1996 and chief financial officer since October 1995. He was vice president-finance from October 1995 until 1996. For more than five years prior thereto, Mr. Kornfeld held positions with several companies for more than five years, including Excel Technology Inc. (Quantronix Corp.) and Anorad Corporation.

      Mr. Wilkins was elected a senior vice president and managing director, OSS Division in 1998. Prior to joining us, Mr. Wilkins was involved in the wireless telecommunications industry as president and chief executive officer of Sycom Technologies from November 1997 to August 1998, and vice president of strategic planning and alliances at Conxus Communications from December 1995 to October 1997. Prior to October 1997, Mr. Wilkins held various management positions with Digital Equipment Corporation.

      Mr. Gazzo, 55, has been senior vice president since March 1996. He was vice president-marketing from April 1993 until March 1996 and was general manager of its Porta Electronics Division from November 1989 to April 1993. Additionally, he was vice president-research and development from March 1984 to November 1989 and was vice president-engineering from February 1978 to February 1984.

      Mr. Bahlo was elected senior vice president - OSS sales and marketing in January 1999. Prior to joining us, Mr. Bahlo was the vice president, marketing and sales for Daikin U.S. Comtec Laboratories form March 1997 to March 1999, and held various management and marketing positions with Digital Equipment Corporation form October 1986 to March 1997 most recently as marketing group manager.

      Mr. Chandran, 46, has been vice president since December 1995, and is the head of our signal processing division. Mr. Chandran was assistant vice president of engineering from 1991 until December 1995.

      Mr. Rawlings, 55, has been vice president since March 1996. Mr. Rawlings was assistant vice president of research and development-copper products from 1992 until March 1996.

                             EXECUTIVE COMPENSATION
                             ----------------------

      The following table shows the compensation we paid to our chief executive officer and the four most highly compensated executive officers, other than the chief executive officer, whose salary and bonus earned exceeded $100,000 for the year ended December 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                                    Annual                 Long-Term Compensation
                                                 Compensation              (Awards)
                                                 ------------              ----------------------
                                                                           Restricted Stock     Options,
                                                                               Awards             SARs         All other
Name and Principal Position              Year       Salary       Bonus       (Dollars)          (Number)       Compensation
---------------------------              ----       ------      -------    ----------------     --------       ------------
William V. Carney, Chairman              1999      $240,000          --            --                 --       $ 31,196
of the board and chief executive         1998       240,571          --            --            $90,000         40,737
officer                                  1997       200,000     $80,000            --             86,250         37,815

Ronald Wilkins, Senior vice              1999       198,615         --             --                 --          3,122
president, OSS division                  1998        62,154         --             --              5,000         11,158
                                         1997            --         --             --                 --             --

Edward B. Kornfeld, Senior vice          1999       192,000         --             --                 --          5,553
president - operations and chief         1998       191,769         --             --             40,000          4,992
financial officer                        1997       172,000     35,000             --             23,000          4,992

Michael A. Tancredi, Senior vice         1999       154,000         --             --                 --         48,646
president, secretary and treasurer       1998       150,633         --             --             30,000         49,470
                                         1997       132,775     30,000             --             42,530        122,549

John J. Gazzo, senior vice president,    1999       152,000         --             --                200         24,883
OSS division                             1998       152,000         --             --              8,000         31,072
                                         1997       142,700     10,000             --              5,000         29,186

      "All Other Compensation" includes a payment to the executive's account pursuant to our 401(k) Plan, premiums paid with respect to the equity split dollar program, group life insurance in amounts greater than that available to all employees and special long term disability coverage "All Other Compensation" for 1997, 1998 and 1999 also includes, with respect to Mr. Tancredi, payments of $110,250 made in 1997 pursuant to the supplemental retirement income program for the years 1995, 1996 and 1997, and $36,750 for 1998 and 1999.

      Set forth below is a chart which shows, for 1999, the components of "All Other Compensation" listed in the Summary Compensation Table.

                                   Mr. Carney    Mr. Wilkins     Mr. Kornfeld    Mr. Tancredi    Mr. Gazzo
                                   ----------    -----------     ------------    ------------    ---------
401(k) Match                         $ 2,400      $2,400           $ 2,400        $ 2,400          $ 2,148
Equity Split Dollar                   21,038          --                --             --           17,460
Supplemental Insurance                 7,758         722             3,153          9,496            5,266
Supplemental Retirement
Payments                                  --          --                --         36,750               --

      We provide certain management employees with a supplemental management compensation program which is designed to provide current and post-employment benefits in the event of their retirement or death. The supplemental management compensation program is comprised of a supplemental retirement income program and an equity split-dollar insurance program. Our premium payments with respect to Messrs. Carney and Gazzo are included in the summary compensation table under "All Other Compensation."

      The supplemental retirement income program is intended to provide a participating employee or his heirs or distributees with annual retirement income equal to 50% of the employee's base salary in 1984. Payments under the program are to be made for a period of 15 years following the earlier of the employee's attaining age 65 or his or her death.

      Certain of our officers named in the summary compensation table or their affiliates are parties to employment or other agreements providing for compensation during and after their employment.

      Employment Agreements. We have entered into employment agreements with Messrs. Carney, Wilkins, Bahlo, Kornfeld, Gazzo, and Lamb. The agreements continue on a year-to-year basis, for January 1 of each year, unless terminated on prior notice of not less than 120 days for Messrs. Carney, Wilkins, Bahlo and Lamb, and 90 days for Messrs. Kornfeld and Gazzo. Salary is determined by the board, except that the salary may not be reduced except as a part of a salary reduction program applicable to all executive officers. Upon death or termination of employment as a result of a disability, the officer or his estate is to receive a payment equal to three months salary. Upon a termination without cause, Mr. Carney is entitled to receive his then current salary for 36 months. Messrs. Kornfeld, Tancredi and Gazzo are entitled to receive their then current salary for six months plus one month for each full year of service up to a maximum aggregate of 24 months. In the event that an executive is covered by an executive severance agreement, including the salary continuation agreements (as described below), which provides for payments upon termination subsequent to a "change of control", the executive would be entitled to the greater of the severance arrangements as described in this paragraph or the severance payments under the executive severance agreements.

      Salary Continuation Agreements. We are party to salary continuation agreements with Messrs. Carney, Kornfeld, Tancredi, Gazzo, and Lamb. The salary continuation agreements provide that, in the event that a change of control occurs and the executive's employment with us is subsequently terminated by us other than for cause, death or disability, or is terminated by the executive as a result of a substantial alteration in the executive's duties, compensation or other benefits, the executive shall be entitled to the payment of an amount equal to his monthly salary at the rate in effect as of the date of his termination (or, if higher, as in effect immediately prior to the change in control) plus the pro rata monthly amount of his most recent annual bonus paid immediately before the change of control multiplied by 36 in the case of Mr. Carney and 24 in the case of Messrs. Kornfeld, Tancredi, Gazzo and Lamb. For purposes of the salary continuation agreements, a change of control is defined as one which would be required to be reported in response to the proxy rules under the Securities Exchange Act of 1934, as amended, the acquisition of beneficial ownership, directly or indirectly, by a person or group of persons of our securities representing 25% or more of the combined voting power of our then outstanding securities, or, during any period of two consecutive years, if individuals who at the beginning of such period constituted the board cease for any reason to constitute at least a majority thereof unless the election of each new director was nominated or ratified by at least two-thirds of the directors then still in office who were directors at the beginning of the period. The change of control must occur during the term of the salary continuation agreement, which in each case is currently through December 31, 2000 and is renewed automatically unless we give timely notice prior to January 1 of any year of our election not to renew the agreement. If such a change of control occurs during the effectiveness of the salary continuation agreement, any termination of such covered employee during the 18 months following the change of control will result in the payment of the compensation described above.

Stock Option Plans

      We have three stock option plans. In 1996, the board adopted and the stockholders approved the 1996 stock option plan covering 100,000 shares of common stock. In 1997, the board adopted and the stockholders approved an amendment to the 1996 Plan increasing the number of shares of common stock subject to the 1996 plan to 450,000. In 1998, the board adopted the 1998 non-qualified stock option plan covering 450,000 shares of Common Stock. In 1999 the board adopted and the stockholders approved the 1999 stock option plan covering 400,000 shares of common stock. The 1996 plan provides for the grant of incentive and nonqualified stock options, the 1998 plan provides for the grant of nonqualified options and the 1999 plan provides for the grant of incentive and nonqualified options. The 1996 plan also provides for an annual grant to each non-management director of an option to purchase 2,000 shares of common stock at the fair market value on the date of grant and provided each director who was a non-management director on May 8, 1997 with an option to purchase 15,000 shares of common stock at the fair market value on such date. The 1998 plan provides each director who was a non-employee director on February 2, 1998 with an option to purchase 15,000 shares of common stock at $3.25 per share, which was the fair market value per share of common stock on such date. The 1999 plan provides for an annual grant to each non-management director of an option to purchase 5,000 shares of common stock at fair market value to the extent annual options are not granted under the 1996 plan.

      As of April 30, 2000, 6,000 shares had been issued pursuant to the 1996 plan, and no shares had been issued pursuant to the 1998 or 1999 plan and 935,788 shares were subject to outstanding options under these plans. We also granted options to purchase an aggregate of 125,000 shares of common stock to officers which were not issued pursuant to any of the plans.

      We have another stock option plan, the 1986 stock option plan, pursuant to which options to purchase 170,000 shares of common stock could be granted. The 1986 plan expired in March 1996. As of April 30, 2000, 3,000 shares of common stock were subject to outstanding options pursuant to the 1986 plan.

      The following table sets forth information as to grants of options during the year ended December 31, 1999 to each of the officers named in the summary compensation table and the potential realizable value of the options at an assumed annual rate of stock appreciation of 5% and 10%, respectively. Such assumptions are made for purpose of making the computation for the following table and does not constitute an estimate, prediction or projection of future stock value. No stock appreciation rights ("SARs") were granted.

                  Option Grants in Year Ended December 31, 1999

                                                                                              Potential Realizable Value
                                                                                              at Assumed Annual Rates of
                                                                                              Stock Price Appreciation
                                                                                              for Option Term
                                                                                              --------------------------
                                     Individual Grants
                                     -----------------
                                               Percent of
                               Number of       Total
                               Shares          Options
                               Underlying      Granted to        Exercise
                               Options         Employees         Price Per     Expiration
       Name                    Granted         in Fiscal Year    Share         Date              5%              10%
       ----                    -------         --------------    -----         ----              --              ---
Ronald Wilkins                  20,000            16.3%           $1.75          5/6/05        $11,904         $27,004
John J. Gazzo                      200              .2%            1.00         11/9/05             68             154

      The following table sets forth information concerning the exercise of options and warrants during the year ended December 31, 1999 and the year-end value of options held by those officers named in the Summary Compensation Table.

 Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value

                                                                                  Number of
                                                                                  Securities            Value of
                                                                                  Underlying            Unexercised
                                                                                  Unexercised Options   In-the-Money
                                                                                  at Fiscal             Options at Fiscal
                                                                                  Year End              Year End

                                         Shares Acquired      Value               Exercisable/          Exercisable/
     Name                                Upon Exercise        Realized            Unexercisable         Unexercisable
     ----                                ---------------      --------            -------------         -------------
William V. Carney                                                                 180,000/                $--/--
                                             --                 --                      0

Ronald Wilkins                                                                     50,000/                 --/--
                                             --                 --                 40,000

Edward B. Kornfeld                                                                 88,000/                 --/--
                                             --                 --                      0

Michael A. Tancredi                                                                75,000/                 --/--
                                             --                 --                      0

John J. Gazzo                                                                      16,750/                 --/--
                                             --                 --                    200

      At December 31, 1999, the closing price of our common stock was $.75, and none of the options held by the officers were in the money at that date.

Report of the Compensation Committee

      The compensation committee for 1999 was comprised of Messrs. Warren H. Esanu, Herbert H. Feldman, Mr. Lloyd I. Miller III, Stanley Kreitman and Robert Schreiber. As part of its responsibilities, the committee meets to determine the base salary of the senior executives for the next year and bonuses for the current year. The committee also meets, from time to time, to determine whether individual grants of stock options should be awarded to senior executives as well as to other employees. In discharging these responsibilities, the committee reviews our performance relative to our goals. In addition, with the assistance of the chief executive officer, the committee reviews the individual performance of the other senior executive officers. The committee also evaluates the performance of the chief executive officer, as reflected in our financial performance, to determine base salary and bonus. The committee subsequently reports on its evaluation and compensation determinations to the other non-employee directors.

Performance Graph

      The following graph, based on data provided by the Standard & Poor's Compustat, a division of McGraw-Hill, shows changes over the past five years in the value of $100 invested on December 31, 1993 in (a) shares of our Common Stock; (b) the Standard & Poor's 500 Index, and (c) an SIC peer group consisting of the following five companies whose principal business activity is the manufacture of communications equipment: Andrew Corp., DSC Communications Corp., M/A-Com, Inc., Northern Telecom Limited and Scientific Atlanta, Inc. The year-end values of each investment is based on the share price appreciation plus the monthly reinvestment of dividends. Total stockholder returns from each investment can be calculated from the year-end investment values shown beneath the graph provided below.

                          TOTAL RETURN TO STOCKHOLDERS
                     December 31, 1994 to December 31, 1999

                                                                       Total Return To Shareholder's
                                                                       (Dividends reinvested monthly)

                                                                           ANNUAL RETURN PERCENTAGE
                                                                                 Years Ending

                                            12/31/94      12/31/95       12/31/96      12/31/97      12/31/98      12/31/99
                                            --------      --------       --------      --------      --------      --------
Porta Systems Corp.                           100.00         13.74           6.50         13.50          8.25          3.00
S&P 500 Index                                 100.00        137.58         169.17        224.60        290.08        351.12
Peer Group -- Communications                  100.00        149.65         175.27        228.35        402.24        883.32
Equipment Manufacturers

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                 ----------------------------------------------

      During 1999, Warren H. Esanu, a director, served as a member of our audit and compensation committees. During 1999, the law firm of Esanu Katsky Korins & Siger, LLP, to which Mr. Esanu is of counsel, provided legal services to us, for which it received fees of $514,579. Esanu Katsky Korins & Siger, LLP is continuing to render legal services to us during 2000.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
             -------------------------------------------------------

      Mr. Ronald Wilkins filed his Form 3, which was due in September 1998, and his Form 4 for January 1999 in April 1999. Mr. Michael Bahlo filed his Form 3, which was due in January 1999, in April 1999.

                        SELECTION OF INDEPENDENT AUDITORS
                        ---------------------------------

      We propose that the stockholders ratify our selection of BDO Seidman, LLP as our independent auditors for the year ending December 31, 2000. The audit committee and the board have approved the selection of BDO Seidman, LLP as independent auditors. However, in the event our stockholders do not approve the proposal, the board will reconsider the selection of the independent auditors.

      BDO Seidman, LLP have been our independent auditors since the year ended December 31, 1995, and their report is included in the annual report. At no time since their engagement have they had any direct or indirect financial interest in or any connection with us or any of its subsidiaries other than as independent auditors.

      Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. The representatives are also expected to be available to respond to appropriate questions.

Vote Required

      The proposal to approve the selection of BDO Seidman, LLP as independent auditors requires the approval of a majority of the shares of common stock present and voting, provided that a quorum is present.

      The Board recommends a vote FOR the proposal.

                           INCORPORATION BY REFERENCE
                           --------------------------

      We have incorporated into this proxy statement the audited financial statements for the years ended December 31, 1999 and 1998, together with the related management's discussion and analysis of financial condition and results of operations, which are included in the annual report. A copy of the annual report is being mailed to stockholders of record on the Record Date concurrently with the mailing of this proxy statement. Additional copies of the annual report will be provided without charge upon request. Requests for copies of the annual report should be made as provided under "Other Matters."

                                  OTHER MATTERS
                                  -------------

      Any proposal which a stockholder wishes to present at the 2001 Annual Meeting of Stockholders must be received at our executive offices at 575 Underhill Boulevard, Syosset, New York 11791, not later than January 31, 2001.

      Copies of our annual report on Form 10-K for the year ended December 31, 1999, without exhibits, may be obtained without charge by writing to Mr. Michael
A. Tancredi, Senior Vice President, Secretary and Treasurer, Porta Systems Corp., 575 Underhill Boulevard, Syosset, New York 11791. Exhibits will be furnished upon request and upon payment of a handling charge of $.25 per page, which represents our reasonable cost of furnishing such exhibits.

      The Board does not know of any other matters to be brought before the meeting. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy intend to vote such proxy in accordance with their best judgment on such matters.

                                              By Order of the Board of Directors

                                                    Michael A. Tancredi
                                                    Secretary

May 5, 2000

PROXY
-----

                               PORTA SYSTEMS CORP.

               2000 Annual Meeting of Stockholders - June 9, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints William V. Carney and Michael A. Tancredi or either one of them acting in the absence of the other, with full power of substitution or revocation, proxies for the undersigned, to vote at the 2000 Annual Meeting of Stockholders of Porta Systems Corp. (the "Company"), to be held at 9:00 a.m., local time, on Friday, June 9, 2000, at the offices of the Company, 575 Underhill Boulevard, Syosset, New York 11791, and at any adjournment or adjournments thereof, according to the number of votes the undersigned might cast and with all powers the undersigned would possess if personally present.

(1)   To elect the following seven (7) directors:

      William V. Carney, Michael A. Tancredi, Seymour Joffe, Warren H. Esanu, Herbert H. Feldman, Stanley Kreitman and Robert Schreiber

[ ]   FOR all nominees listed above (except as marked to the contrary below).

[ ]   Withhold authority to vote for all nominees listed above.

INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name below.

--------------------------------------------------------------------------------

(2) To approve the selection of BDO Seidman, LLP as the Company's independent auditors for the year ending December 31, 2000:

         FOR [ ]          AGAINST [ ]          ABSTAIN [ ]

(3) In their discretion, upon the transaction of such other business as may properly come before the meeting; all as set forth in the Proxy Statement, dated May 5, 2000.

      The shares represented by this proxy will be voted on Items 1 and 2 as directed by the stockholder, but if no direction is indicated, will be voted FOR Items 1 and 2.

      If you plan to attend the meeting please indicate below:

      I plan to attend the meeting [ ]

Dated: _____________________, 2000

                                                       _________________________

                                                       _________________________
                                                              (Signature(s))

                                     Please sign exactly as name(s) appear
                                     hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                     Please date, sign and mail this proxy in the enclosed envelope, which requires no postage if mailed in the United States.